Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the
Sarbanes-Oxley Act
I, Sharon A. Parker-Daniels, President of The Weiss Fund (the “Registrant”), certify that:
1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: 8/21/08	/s/ Sharon A. Parker-Daniels
Sharon A. Parker-Daniels, President
(principal executive officer)

I, Jeffrey S. Rano, Treasurer of The Weiss Fund (the “Registrant”), certify that:
1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: 8/20/08	/s/ Jeffrey S. Rano
Jeffrey S. Rano, Treasurer
(principal financial officer)